                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933

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Warrant No. PB-___                                    Number of Shares: ________
Date of Issuance: August 26, 1999



                            POINTSHARE CORPORATION

                       Preferred Stock Purchase Warrant
                       --------------------------------

     Pointshare Corporation (the "Company"), for value received, hereby
                                  -------
certifies that ____________________________, or its registered assignee (the "Registered Holder"), is entitled, subject to the terms set forth below, to
 -----------------
purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to ________ shares of Series B Preferred Stock (as adjusted from time to time pursuant to the provisions of this Warrant), at a purchase price of $1.25. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the "Warrant Stock" and the "Purchase
                                          -------------           --------
Price" respectively.

     This Warrant is issued pursuant to a Senior Loan and Security Agreement dated July 30, 1999 between the Company and Phoenix Leasing Incorporated (collectively, the "Loan Agreement").
                    --------------

     1.   Exercise.
          --------

          (a)  Manner of Exercise.  This Warrant may be exercised by the
               ------------------
Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered
                                 ---------
Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

          (b)  Effective Time of Exercise.  Each exercise of this Warrant shall
               --------------------------
be deemed to have been effected immediately prior to the close of business on the day on which this

Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          (c)  Net Issue Exercise.
               ------------------

               (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

                    X =  Y (A - B)
                         ---------
                             A

Where     X =  The number of shares of Warrant Stock to be issued to the
               Registered Holder.

          Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

          A = The fair market value of one share of Warrant Stock (at the date of such calculation).

          B =  The Purchase Price (as adjusted to the date of such calculation).

                (ii) For purposes of this Section 1(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                      (A) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

                      (B) if this Warrant is exercised after, and not in connection with, the Company's initial public offering, and if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                           (1)  if the Company's Common Stock is traded on a
securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a thirty
(30) day period ending three days before date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                    (2) if the Company's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

               (C) if neither (A) nor (B) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in
Section 5(b) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

          (d)  Delivery to Holder.  As soon as practicable after the exercise of
               ------------------
this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(b) or 1(d) above.

     2.   Adjustments.
          -----------

          (a)  Redemption or Conversion of Preferred Stock.   If all of the
               -------------------------------------------
Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the amount obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

          (b)  Stock Splits and Dividends.  If outstanding shares of the
               --------------------------
Company's Preferred Stock shall be subdivided into a greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (c)  Reclassification, Etc. In case there occurs any reclassification,
               ---------------------
merger or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this
Section 2.

          (d)  Adjustment Certificate.  When any adjustment is required to be
               ----------------------
made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth
(i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

          (e)  Acknowledgement. In order to avoid doubt, it is acknowledged that
               ---------------
the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

     3.   Transfers.
          ---------

          (a)  Unregistered Security.  Each holder of this Warrant acknowledges
               ---------------------
that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale,
 --------------
transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

          (b)  Transferability.  Subject to the provisions of Section 3(a)
               ---------------
hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company provided,
        ---------                                                --------
however, that this Warrant may not be transferred in part unless the transferee
-------
acquires the right to purchase at least 50,000 shares (as adjusted pursuant to Section 2) of Warrant Stock hereunder.

          (c)  Warrant Register. The Company will maintain a register containing
               ----------------
the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank,
          --------  -------
the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

     4.   No Impairment.  The Company will not, by amendment of its charter or
          -------------
through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     5.   Termination.  This Warrant (and the right to purchase securities upon
          -----------
exercise hereof) shall terminate upon the later to occur of the following (the "Expiration Date"): (a) August __, 2009, or (b) the fifth anniversary of the
 ---------------
closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

     6.   Notices of Certain Transactions.  In case:
          -------------------------------

          (a) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

          (d) of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     7.   Reservation of Stock.  The Company will at all times reserve and keep
          --------------------
available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     8.   Exchange of Warrants.  Upon the surrender by the Registered Holder of
          --------------------
any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     9.   Replacement of Warrants.  Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     10.  Mailing of Notices. Any notice required or permitted pursuant to this
          ------------------
Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     11.  No Rights as Stockholder.  Until the exercise of this Warrant, the
          ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12.  No Fractional Shares.  No fractional shares of Preferred Stock will be
          --------------------
issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Preferred Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     13.  Amendment or Waiver. Any term of this Warrant may be amended or waived
          -------------------
only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

     14.  Market Stand-Off Agreement.
          --------------------------

          (a) Registered Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration.

          (b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of Registered Holder until the end of such period, and Registered Holder agrees that, if so requested, Registered Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 14.

     15.  Headings.  The headings in this Warrant are for purposes of reference
          --------
only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16.  Registration Rights. The Company shall cause Holder to become a party
          -------------------
to the Company's Amended and Restated Registration Rights Agreement dated as of January 12, 1999 (the "Rights Agreement") and the Holder shall be deemed a
                       ----------------
"Holder", as defined therein and the Warrant Shares to be included as Registrable Securities for all purposes of the Rights Agreement and will cause Holder to be deemed a "Holder", by amending such Rights Agreement within 90 days of the date hereof. Failure to so amend the Rights Agreement shall constitute an Event of Default under the Loan Agreement.

     17.  Financial Information.  The Company shall deliver to Holder,
          ---------------------
concurrent with delivery to any of the Investors, as defined in Section 2.1 of the Rights Agreement, all information delivered to any of the Investors pursuant to Section 2.1 of the Rights Agreement and all other information delivered to any of the Investors from time to time pursuant to the

Rights Agreement as in effect from time to time during the term hereof. If the Rights Agreement is terminated for any reason, and for so long as Company is not subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, the Company shall deliver to Holder all information that was required to be delivered to any of the Investors, as defined in the Rights Agreement, pursuant to the Section 2.1 of the Rights Agreement, as in effect on the date hereof.

     18.  Governing Law.  This Warrant shall be governed, construed and
          -------------
interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                                   POINTSHARE CORPORATION

                                   By
                                      -----------------------------
                                   Address:    1300 - 114th Avenue SE
                                               Suite 100
                                               Bellevue, WA 98004

                                   Fax Number: (425) 635-0301

Agreed and accepted:


By: ______________________

Title: ___________________